Filed Pursuant to Rule 424(b)(3)
Registration No. 333-168605

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has become effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities or the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS SUPPLEMENT DATED SEPTEMBER 12, 2012

Prospectus Supplement

(To Prospectus Dated September 10, 2010)

$

% Senior Notes due 2022

We are offering $               of         % Senior Notes due 2022 (the “Notes”). We will pay interest on the Notes on                    and                      of each year, beginning on                     , 2013. The Notes will mature on                 , 2022. We may redeem the Notes, in whole or in part from time to time, at our option at the redemption price described herein.

The Notes are unsecured and will rank equally with all of our other senior, unguaranteed and unsubordinated debt from time to time outstanding. The Notes are new securities for which there is currently no public market. We do not intend to apply for the listing of the Notes on any securities exchange or include them in any automated quotation system.

Investing in the Notes involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-4 of this prospectus supplement, page 4 of the accompanying prospectus and Item 1A “Risk Factors” beginning on page 7 of our Annual Report on Form 10-K for the year ended December 31, 2011.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price[1]	%	$
Underwriting discount	%	$
Proceeds, before expenses, to Infinity[2]	%	$

The underwriters expect to deliver the Notes in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on or about September                         , 2012.

Joint Book-Running Managers

Barclays                                      Goldman, Sachs & Co.

The date of this prospectus supplement is September 12, 2012.

[1]	Plus accrued interest from September , 2012 if settlement occurs after that date.

[2]	Plus accrued interest from September , 2012 if settlement occurs after that date.

Prospectus Supplement

Prospectus

Page

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	2
INFORMATION INCORPORATED BY REFERENCE	2
RISK FACTORS	4
SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS	4
INFINITY PROPERTY AND CASUALTY CORPORATION	4
INFINITY CAPITAL TRUST I	5
USE OF PROCEEDS	6
RATIO OF EARNINGS TO FIXED CHARGES	6
DESCRIPTION OF THE SECURITIES WE MAY OFFER	6
DESCRIPTION OF DEBT SECURITIES	6
DESCRIPTION OF COMMON STOCK	15
DESCRIPTION OF PREFERRED STOCK	16
DESCRIPTION OF WARRANTS	18
DESCRIPTION OF DEPOSITARY SHARES	19
DESCRIPTION OF TRUST PREFERRED SECURITIES	22
DESCRIPTION OF TRUST PREFERRED SECURITIES GUARANTEE	24
DESCRIPTION OF UNITS	26
PLAN OF DISTRIBUTION	26
LEGAL MATTERS	28
EXPERTS	28

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering.

If the description of this offering or the Notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference into this prospectus supplement. You should also read and consider the additional information under the headings “Information Incorporated by Reference” and “Where You Can Find More Information” in the accompanying prospectus.

We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. The information appearing in this prospectus supplement, the accompanying prospectus or any related free writing prospectus is accurate only as of the date on the front of such document, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any related free writing prospectus, or any sale of the Notes. Our business, financial condition, results of operations and prospects may have changed since those dates.

As used in this prospectus, “Infinity,” “we,” “us,” and “our” refer to Infinity Property and Casualty Corporation and its subsidiaries, except under the heading “Description of Notes” and unless the context otherwise requires.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements we make in, or that are incorporated into, this prospectus supplement and the accompanying prospectus are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include estimates, projections, statements related to business plans, strategies, objectives and expected operating results and the assumptions upon which those statements are based. Forward-looking statements also include, without limitation, any statement that includes words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “seeks,” “will be,” “will continue,” “will likely result” and similar expressions that are predictive in nature or that depend on or refer to future events or conditions.

Our forward-looking statements are not guarantees of future performance and involve uncertainties that are difficult to predict. They involve risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Factors that could cause our actual results or financial condition to differ from those in the forward-looking statements may accompany the statements themselves, and include those set forth in the section “Risk Factors” on page S-4 of this prospectus supplement, page 5 of the accompanying prospectus and Item 1A “Risk Factors” beginning on page 7 of our Annual Report on Form 10-K for the year ended December 31, 2011. The primary events or circumstances that could cause actual results to differ materially from what we expect include determinations with respect to reserve adequacy, realized gains or losses on the investment portfolio (including other-than-temporary impairments for credit losses), bodily injury loss cost trends, extra-contractual losses arising from bad faith claims, undesired business mix or risk profile for new

i

business, elevated unemployment rates and the proliferation of illegal immigration legislation in key Focus States (as defined in our Annual Report on Form 10-K). In addition, generally applicable factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements are and will be discussed in our reports on Forms 10-K, 10-Q and 8-K incorporated by reference in this prospectus supplement and the accompanying prospectus. We undertake no obligation to publicly update or revise any of the forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, under which we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy this information at prescribed rates at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) 732-0330 for further information about the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers that file electronically with the Securities and Exchange Commission. The address of that site is www.sec.gov. You may also access these filings free of charge through our Internet site at www.infinityauto.com. Other than the information specifically contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, information on our website is not part of this prospectus supplement or the accompanying prospectus.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “IPCC.” Reports, proxy statements and other information regarding Infinity may be read and copied at the offices of Nasdaq located at Financial Industry Regulatory Authority Reports Section, 1735 K Street, N.W., Washington,  D.C. 20006.

INFORMATION INCORPORATED BY REFERENCE

We are “incorporating by reference” into this prospectus supplement certain information that Infinity files with the Securities and Exchange Commission, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information contained directly in this prospectus supplement. This prospectus supplement incorporates by reference the documents set forth below that Infinity has previously filed with the Securities and Exchange Commission.

Infinity SEC Filings (File No. 000-50167)	Period

Annual Report on Form 10-K	Year Ended December 31, 2011

Quarterly Reports on Form 10-Q	Quarters Ended March 31, 2012 and June 30, 2012

Current Reports on Form 8-K (excluding any information furnished and not filed in such reports under Item 2.02 or Item 7.01)	Filed on February, 28, 2012, May 29, 2012 and September 12, 2012

All documents that Infinity files with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, from the date of this prospectus supplement to the completion of the offering of the notes shall also be deemed to be incorporated in this prospectus supplement by reference. Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus

ii

supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number: 3700 Colonnade Parkway, Suite 600, Birmingham AL 35243, Attention: James H. Romaker, Secretary; Phone: (205) 803-8483. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

iii

SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and does not contain all of the information that you should consider in your evaluation of an investment in the Notes. You should read carefully this prospectus supplement and the accompanying prospectus, including the information set forth under the headings “Risk Factors,” the documents incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus in their entirety before making an investment decision.

Our Company

Infinity Property and Casualty Corporation is a holding company that, through subsidiaries, provides personal automobile insurance with a concentration on nonstandard auto insurance. Our headquarters is located in Birmingham, Alabama.

We estimate that approximately 76% of our personal auto business based on gross written premium in 2011 was nonstandard auto insurance. Based on data published by A.M. Best, we believe that we are the third largest provider of nonstandard auto coverage through independent agents in the United States. We also write standard and preferred personal auto insurance, mono-line commercial auto insurance and classic collector automobile insurance.

Infinity Property and Casualty Corporation was incorporated in 2002 in Ohio. Our telephone number is (205) 870-4000, and our website address is www.infinityauto.com. The information contained on our website is not part of, or incorporated by reference in, this prospectus supplement or the accompanying prospectus.

Holding Company Structure

We are a holding company. We derive substantially all of our income from our operating subsidiaries. As a result, our cash flows and ability to service our obligations, including the Notes, are dependent upon the earnings of our subsidiaries, and distributions of those earnings to us, and other payments or distributions of funds by our subsidiaries to us, including payments to us of principal and interest under intercompany indebtedness. Our subsidiaries are separate and distinct legal entities and have no obligations, contingent or otherwise, to pay any dividends or make any other distributions (except for payments required pursuant to the terms of intercompany indebtedness) to us or to otherwise pay amounts due or to make specific funds available for such payments with respect to our debt securities, including the Notes. Various financing arrangements, regulatory restrictions, charter provisions and other instruments impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash distributions, loans or advances. See “Risk Factors—We will depend primarily on distributions from our operating subsidiaries to repay the Notes.”

Payments due on the Notes effectively will be subordinated to the indebtedness and other liabilities, including obligations owed to policyholders of the subsidiaries because, as the common shareholder of those subsidiaries, we will be subject to the prior claims of their preferred stockholders and creditors. As of June 30, 2012, our subsidiaries had approximately $1.2 billion of liabilities (including trade payables, capital lease obligations and insurance liabilities but excluding intercompany liabilities). The Notes effectively will also be subordinated to any of our secured indebtedness to the extent of any such security. As of June 30, 2012, we had no secured indebtedness.

The Offering

Issuer	Infinity Property and Casualty Corporation

Securities Offered	$ aggregate principal amount of % Senior Notes due 2022.

Maturity Date	The Notes will mature on , 2022.

Interest Payment Dates	and of each year, commencing on , 2013.

Interest Rate	The Notes will bear interest at a rate of % per year.

Optional Redemption	We may redeem the Notes, in whole or in part from time to time at our option, at the redemption price described under the heading “Description of Notes—Optional Redemption.”

Ranking	The Notes are unsecured and will rank equally with all of our other existing and future senior, unguaranteed and unsubordinated debt. Payments due on the Notes effectively will be subordinated to the indebtedness and other liabilities of our subsidiaries because, as the common shareholder of those subsidiaries, we will be subject to the prior claims of their preferred stockholders and creditors. As of June 30, 2012, our subsidiaries had approximately $1.2 billion of liabilities (including trade payables, capital lease obligations and insurance liabilities but excluding intercompany liabilities). The indenture governing the Notes does not limit the aggregate principal amount of debt securities that may be issued thereunder, including senior and secured debt. See “Description of Notes.”

Form and Denomination	The Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof, and will be issued in registered form only, without coupons.

Use of Proceeds	The net proceeds from this offering, after deducting the underwriting discount and estimated expenses payable by us, will be approximately $ million. We intend to use up to $210 million of the net proceeds to redeem our 5.5% 10-year senior notes due February 18, 2014, and use any remaining net proceeds for general corporate purposes. See “Use of Proceeds.”

No Listing of the Notes	We do not intend to apply for the Notes to be listed on any securities exchange or to arrange for the Notes to be quoted on any quotation system.

Governing Law	The Notes and the indenture governing the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Trustee	U.S. Bank National Association.

Summary Historical Consolidated Financial and Operating Data

The following table presents summary financial and other data about us for the most recent three fiscal years and the six months ended June 30, 2012 and 2011. The historical financial and other data for the most recent three fiscal years have been prepared on a consolidated basis derived from Infinity’s audited financial statements. The summary consolidated financial data for the most recent three fiscal years should be read in conjunction with, and are qualified by reference to, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Item 8, “Financial Statements and Supplementary Data” provided in Exhibit 99.1 to our Current Report on Form 8-K, dated September 12, 2012. The income statement data relating to the six months ended June 30, 2012 and 2011 and the consolidated balance sheet data as of June, 2012 and 2011 have been derived from our unaudited consolidated financial statements and related notes and should be read in conjunction with, and are qualified by reference to, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012. In the opinion of our management, our unaudited financial statements were prepared on the same basis as our audited financial statements and contain all adjustments (consisting of normal recurring adjustments) necessary to present fairly the information presented and may not necessarily be indicative of full year results.

	Six Months		Twelve Months
	Ended June 30,		Ended December 31,
	2012	2011	2011	2010	2009

Income Statement Data:

Earned premiums	$571,266	$490,565	$1,019,060	$905,919	$848,391
Net investment income	19,346	20,951	40,557	44,633	49,418
Net realized gains (losses) on investments	2,405	4,882	8,598	10,438	(14,824)
Gain on sale of subsidiaries	-	-	4,139	-	-
Other income	367	100	261	286	439
Total revenues	593,385	516,498	1,072,616	961,276	883,424
Net earnings	$11,248	$17,056	$41,833	$91,062	$70,946
Net earnings per diluted share	$0.94	$1.35	$3.37	$6.91	$5.12

Loss & LAE ratio	78.0%	75.7%	75.3%	67.0%	66.5%
Underwriting ratio	21.5%	23.4%	22.7%	22.7%	21.9%

Combined ratio	99.5%	99.1%	98.0%	89.7%	88.4%

Balance Sheet Data:

Cash and investments	$1,347,591	$1,263,748	$1,308,684	$1,283,624	$1,285,831
Total assets	2,028,791	1,891,900	1,930,371	1,846,200	1,800,630
Unpaid losses and LAE	530,872	483,108	495,403	477,833	509,114
Debt outstanding	194,853	194,769	194,810	194,729	194,651
Total liabilities	1,361,631	1,232,518	1,268,582	1,191,173	1,188,167
Shareholders’ equity	667,160	659,382	661,789	655,027	612,463

Ratios:
Debt to total capital	22.6%	22.8%	22.7%	22.9%	24.1%

RISK FACTORS

The Notes offered in this prospectus supplement involve risks. In considering whether to purchase Notes, you should carefully consider all the information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should also carefully consider the risk factors related to the Notes described below.

Risks Related to the Notes

We will depend primarily on distributions from our operating subsidiaries to repay the Notes.

Our subsidiaries will not guarantee the Notes. The Notes will be solely the obligation of Infinity Property and Casualty Corporation. As a holding company, our ability to pay our obligations, including the Notes, will depend primarily upon the receipt of distributions from our operating subsidiaries. If our operating subsidiaries are limited in their ability to pay distributions to us in the future, this could impair our ability to pay interest and principal due on the Notes.

The ability of Infinity’s insurance company subsidiaries to pay dividends and other distributions is regulated under state law. In general, state insurance laws restrict the ability of our insurance company subsidiaries to declare shareholder dividends. These subsidiaries may not make an “extraordinary dividend” until thirty days after the applicable commissioner of insurance has received notice of the intended dividend and either has not objected or has approved the payment of the extraordinary dividend within the 30-day period. An extraordinary dividend is defined as any dividend or distribution that, together with other distributions made within the preceding twelve months, exceeds the greater of 10% of the insurer’s surplus as of the preceding December 31st, and the insurer’s net income for the twelve-month period ending the preceding December 31st, in each case determined in accordance with statutory accounting practices. In addition, an insurer’s remaining surplus after payment of a cash dividend to shareholder affiliates must be both reasonable in relation to its outstanding liabilities and adequate to its financial needs.

If a shareholder dividend does not rise to the statutory level of an extraordinary dividend, then it is an “ordinary dividend.” While an insurance company’s ability to pay an ordinary dividend does not require the approval of a state insurance department, we must file a 10-day notice of ordinary dividend with the appropriate insurance departments. Insurance companies that fail to notify an insurance department of the payment of an ordinary dividend are assessed administrative fines.

State insurance laws require our subsidiaries to maintain specified levels of statutory capital and surplus. Generally, the net admitted assets of insurance companies that, subject to other applicable insurance laws and regulations, are available for transfer to the parent company cannot include the net admitted assets required to meet the minimum statutory surplus requirements of the states where the companies are licensed. Net admitted assets generally include assets that are liquid and whose value can be assessed, or receivables that can reasonably be expected to be paid. In addition, for competitive reasons, our insurance company subsidiaries need to maintain adequate financial strength ratings from independent rating agencies. Both of these factors may limit the ability of our insurance subsidiaries to declare and pay dividends.

Our subsidiaries are separate and distinct legal entities and will have no obligations, contingent or otherwise, to pay any dividends or make any other distributions (except for payments required pursuant to the terms of any intercompany indebtedness) to Infinity or to otherwise pay amounts due or to make specific funds available for such payments with respect to the Notes. Various financing arrangements, regulatory restrictions and charter provisions may impose certain restrictions on the ability of our subsidiaries to transfer funds to Infinity in the form of cash distributions, loans or advances.

The Notes will be subordinated to any of our secured indebtedness and effectively will be subordinated to all indebtedness and liabilities of our subsidiaries.

As a holding company, we conduct substantially all of our operations through our subsidiaries. Claims of holders of the Notes will be effectively subordinated not only to secured indebtedness of Infinity, but also to the indebtedness and other liabilities of our subsidiaries, none of which is effectively limited or precluded. These liabilities include obligations to holders of insurance policies. Therefore, in the event of the insolvency, liquidation, dissolution or other winding-up of one of our subsidiaries, following payment by that subsidiary of its liabilities, the subsidiary may not have sufficient assets remaining to make payments to us as a shareholder or otherwise. In addition, if we caused a subsidiary to pay a distribution to enable us to make payments in respect of the Notes, and that transfer was deemed a fraudulent transfer or unlawful distribution, the holders of the Notes could be required to return the payment to (or for the benefit of) creditors of such subsidiary.

We may redeem the notes prior to the maturity date, and you may not be able to reinvest in a comparable security.

We have the option to redeem the notes for cash, in whole or in part, at any time at the make-whole redemption price set forth under “Description of the notes — Optional redemption” in this prospectus supplement. In the event we choose to redeem your notes, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes.

We may incur additional indebtedness in the future.

Neither we nor any of our subsidiaries are restricted from incurring additional debt or other liabilities, including additional senior debt, under the indenture relating to the notes. If we incur additional debt or liabilities, our ability to pay our obligations on the notes could be adversely affected. We expect that we will from time to time incur additional debt and other liabilities. In addition, we are not restricted from paying dividends or issuing or repurchasing our securities under the indenture. Furthermore, there are no financial covenants in the indenture, and you will not be protected under the indenture in the event of a highly leveraged transaction or similar transaction.

Our credit ratings may not reflect all of the risks of an investment in the Notes.

The credit ratings on the Notes may not reflect the potential impact of all of the risks related to structure and other factors on the value of the Notes. In addition, actual or anticipated changes in our credit ratings will generally affect the market value of the Notes.

There currently exists no market for the Notes and we cannot assure you that an active trading market will develop.

Prior to this offering, there has been no market for the Notes. We have been informed by the underwriters that they intend to make a market in the Notes after the offering is completed. However, the underwriters may cease their market-making at any time without notice. The liquidity of the trading market in the Notes, and the market price quoted for the Notes, may be adversely affected by many factors, including changes in the overall market for debt securities generally or the interest of securities dealers in making a market in the Notes and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. We cannot assure you that an active public market will develop for the Notes.

Conditions in the global capital and credit markets or a decline in our credit ratings can adversely affect the market prices of the Notes.

If a market for the Notes develops, the future market prices of the Notes will be affected by a number of factors, including conditions in the global capital and credit markets and our ratings by major credit rating agencies.

The global capital and credit markets and prevailing interest rates have experienced significant disruptions and volatility in recent years and are likely to do so in the future. Further disruptions in the global capital and credit markets and future fluctuations in these markets and prevailing interest rates may have an adverse effect on the prices of the Notes.

Any reductions in our credit ratings would have a negative impact on our access to and cost of capital and financial flexibility. Credit rating agencies continually revise their ratings for companies that they follow, including us. There can be no assurance that the credit ratings on us or the Notes will remain in effect for any given period of time or that ratings will not be lowered, suspended or withdrawn entirely by the applicable rating agencies, if, in their judgment, circumstances so warrant. Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, may affect the market value of the Notes and increase our corporate borrowing costs.

USE OF PROCEEDS

The net proceeds from this offering, after deducting the underwriting discount and estimated expenses payable by us, will be approximately $         million. We intend to use up to $210 million of the net proceeds to redeem our 5.5% 10-year senior notes due February 18, 2014, and use any additional net proceeds for general corporate purposes.

Pending these uses, the net proceeds will be invested in readily marketable, short-term, interest bearing investments, including money market accounts.

RATIO OF EARNINGS TO FIXED CHARGES

	Six Months Ended June 30,	Twelve Months ended December 31,

	2012	2011	2010	2009	2008	2007

Earnings before income taxes	$14,845	$53,624	$127,882	$111,688	$54,881	$106,996

Fixed charges

Interest expense	5,405	10,807	10,802	11,055	11,071	11,067

Portion of rentals representing interest	1,133	2,661	4,061	4,990	4,098	4,266

Amortization of capitalized debt expense	123	236	223	215	204	193

Total earnings	$21,506	$67,327	$142,968	$127,948	$70,253	$122,521

Fixed charges

Interest expense	5,405	10,807	10,802	11,055	11,071	11,067

Portion of rentals representing interest	1,133	2,661	4,061	4,990	4,098	4,266

Amortization of capitalized debt expense	123	236	223	215	204	193

Total fixed charges	$6,661	$13,703	$15,085	$16,260	$15,372	$15,525

Ratio of earnings to fixed charges	3.2	4.9	9.5	7.9	4.6	7.9

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2012 and as adjusted to reflect the sale of the Notes offered hereby and the use of the net proceeds as set forth in “Use of Proceeds.” The information presented below should be read in conjunction with Part I, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-Q for the quarter ended June 30, 2012 and other information contained in this prospectus supplement.

	As of June 30, 2012

	Actual (unaudited)	As adjusted

	(Dollars in Millions)

Cash and cash equivalents	$69.3	$112.8

Long-term debt, including portion due within one year:

Credit agreement:

Senior unsecured revolving credit facility[1]	-	-

Long-term notes:

5.5% 10-year senior notes due 2014	$194.9	-

Notes offered hereby	-

Other borrowings

Total long-term debt	194.9

Shareholders’ equity:

Preferred stock, 10,000,000 shares authorized; none issued:	-	-

Common stock, no par, 50,000,000 shares authorized; 21,402,732 shares issued	$380.2	$380.2

Treasury stock, at cost (9,681,666 shares)	($411.8)	($411.8)

Accumulated other comprehensive income:	40.3	40.3

Retained earnings:	658.4	648.5

Total shareholders’ equity:	667.2	657.2

Total capitalization:	$862.0

Debt to Total Capitalization	22.6%

1 As of June 30, 2012, we had no outstanding balance on our three-year revolving credit facility, which we renewed in August 2011.

DESCRIPTION OF NOTES

The following description is a summary of the terms and provisions of the Notes and the Indenture (as defined below) governing the Notes. It summarizes only those portions of the Indenture that we believe will be most important to your decision to invest in the Notes. You should keep in mind, however, that it is the Indenture, and not this summary, which will define your rights as a holder of the Notes. There may be other provisions in the Indenture which are also important to you. You should read the Indenture and the Notes for a full description of the terms of the Notes. A copy of the Indenture is filed as an exhibit to the registration statement that includes the accompanying prospectus. See “Where You Can Find More Information” for information on how to obtain copies of the Indenture. Certain defined terms used in this description but not defined herein have the meanings assigned to them in the Indenture. As used in this “Description of Notes,” “Infinity,” “we,” “us,” and “our” refer to Infinity Property and Casualty Corporation and not any of its subsidiaries.

General

We will issue the Notes under a supplemental indenture, dated the issue date of the Notes (the “Supplemental Indenture”), to the indenture, dated as of August 6, 2010, between us and U.S. Bank National Association, as trustee (the “Trustee”) (together with the Supplemental Indenture, the “Indenture”). The Notes are unsecured and will rank equally with all of our other existing and future senior, unguaranteed and unsubordinated debt. As of June 30, 2012, we had $195.0 million of senior unsubordinated debt (the “Existing Senior Notes”) outstanding under our previous indenture, which matures on February 18, 2014 and which will be paid in full from the proceeds of this offering. See “Use of Proceeds.”

Terms of Notes

The original principal amount of the Notes that we will issue in this series is $         million. The Notes will mature on                     , 2022. We have the option to redeem the Notes prior to their stated maturity on the terms described below; holders of the Notes do not have any similar option to require us to redeem the Notes before their stated maturity. The Notes will not be entitled to the benefit of any sinking fund.

We will pay interest on the Notes at an annual rate of     % from the date of issuance. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest will be payable semiannually on each                     and                     , beginning                     , 2013, to the persons in whose names the Notes are registered at the close of business on the preceding                     or                     , respectively, except that any interest payable upon maturity or any earlier redemption of the Notes will be payable to the person to whom the principal of the Note is payable.

The Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof, and will be issued in registered form only, without coupons.

Listing of the Notes

We do not intend to apply for the listing of the Notes on any securities exchange or for the quotation of the Notes in any dealer quotation system. The Notes are new securities for which there is currently no public market. We cannot assure you that any active or liquid market will develop for the Notes. See “Underwriting.”

Optional Redemption

We may redeem the Notes, in whole or in part, from time to time at our option, at a redemption price equal to accrued and unpaid interest on the principal amount being redeemed to the redemption date plus the greater of:

•	100% of the principal amount of the Notes to be redeemed; and

•

the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption), discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus          basis points, plus, in each case, accrued and unpaid interest to the redemption date.

“Adjusted Treasury Rate” means, with respect to any date of redemption, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that date of redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be used, at the time of selection and under customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any date of redemption, the average of the Reference Treasury Dealer Quotations for the date of redemption, after excluding the highest and lowest Reference Treasury Dealer Quotations, or if the Trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations.

“Quotation Agent” means Barclays Capital Inc. and Goldman, Sachs & Co., or another Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” means Barclays Capital Inc. and Goldman, Sachs & Co. and their respective successors, and, at our option, other nationally recognized investment banking firms that are primary dealers of U.S. government securities in New York City. If any of the foregoing ceases to be a primary dealer of U.S. government securities in New York City, we must substitute another primary dealer of U.S. government securities.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day before the date of redemption.

Indenture

The Indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder. The Indenture does not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the Notes protection in the event of a highly leveraged or similar transaction or in the event of a change of control.

Modification of the Indenture

The Indenture contains provisions permitting us and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes, which are affected by the modification, to modify the Indenture. No such modification may, however, without the consent of the holder of each of the Notes affected thereby:

•	change the fixed maturity of the Notes or any installment of interest thereon;

•	reduce the amount of principal of, or the rate of interest on, the Notes payable upon acceleration of the maturity thereof;

•	change the place or currency in which the Notes or any premium or interest thereon is payable;

•	impair the right to enforce any payment on or with respect to the Notes on or after the stated maturity or redemption date;

•	waive a default in the payment of principal or premium, if any, or interest on the Notes;

•

reduce the percentage or aggregate principal amount of outstanding Notes, the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

•	reduce the requirements contained in the Indenture for any supplemental indenture or to waive compliance with the Indenture; or

•	modify any of the above provisions.

In addition, we and the Trustee may execute, without the consent of any holder of the Notes, any supplemental indenture for certain other purposes set forth in the Indenture.

Events of Default

The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an “Event of Default” with respect to the Notes:

•	default for 30 days in payment of interest on the Notes;

•	default in payment of principal or premium, if any, on the Notes when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise;

•	default in other covenants for 90 days after notice;

•

certain defaults with respect to our debt (other than the Notes or other non-recourse debt) that results in any aggregate principal amount in excess of $15 million of indebtedness becoming due in acceleration of the maturity of such debt; or

•	certain events in bankruptcy, insolvency or reorganization.

The holders of a majority in aggregate outstanding principal amount of the Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the

Trustee for the Notes. Either the Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Notes may declare the principal due and payable immediately upon an Event of Default with respect to the Notes. In the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, however, acceleration is automatic; provided, however, that in the case of a declaration of acceleration because of an Event of Default described in the fourth bullet-point above, such declaration of acceleration shall automatically be rescinded and annulled if the default triggering the Event of Default is remedied or cured or waived within 60 days after such declaration. The holders of a majority in aggregate outstanding principal amount of the Notes may annul such declaration and waive an Event of Default if it has been cured and a sum sufficient to pay all matured installments of interest and principal and any premium has been deposited with the Trustee.

The holders of a majority in aggregate outstanding principal amount of the Notes and affected thereby may, on behalf of the holders of the Notes, waive any past default, except a default in the payment of principal, premium, if any, or interest. We are required to file annually with the Trustee a certificate as to whether or not we are in compliance with all the conditions and covenants under the Indenture.

Limitation on Liens

We have agreed that we will not, and will not permit any Subsidiary to, incur, issue, assume or guaranty any indebtedness if such indebtedness is secured by a pledge of, lien on, or security interest in any shares of Voting Stock of any Significant Subsidiary, whether such Voting Stock is now owned or is acquired at a later time, without providing that the notes (together with, if we determine, any other indebtedness or obligations of us or any Subsidiary ranking equally with or senior to the notes and then existing or thereafter created) are secured equally and ratably with such indebtedness. This limitation does not apply to (i) up to $10 million of indebtedness not contemplated by clause (ii) and (iii), (ii) indebtedness secured by a pledge of, lien on or security interest in, any shares of Voting Stock of any corporation if such pledge, lien or security interest is made or granted prior to or at the time such corporation becomes a Significant Subsidiary, (iii) liens or security interests securing indebtedness of a Significant Subsidiary to us or another Significant Subsidiary or (iv) the extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien or security interest referred to in the foregoing clauses (ii) and (iii) but only if the principal amount of indebtedness secured by the liens or security interests immediately prior to the extension, renewal or replacement is not increased and the lien or security interest is not extended to other property.

Limitation on Mergers and Sales of Assets

We have agreed that we will not enter into a merger or consolidation with another company or sell or lease all or substantially all of our assets to another company, unless (i) either we are the continuing company, or the successor company (if other than us) expressly assumes by supplemental indenture our obligations on the notes (in which case, except in the case of such a lease, we will be discharged from our obligations on the notes), and (ii) immediately thereafter, we or the successor corporation (if other than us) would not be in default in the performance of any covenant or condition of the indenture.

Under the laws of the State of New York, which govern the indenture, there is no clear meaning of the phrase “all or substantially all” with regard to a company’s assets or property, and the interpretation of such phrase is very fact-intensive. Due to such uncertainty, it may be difficult for holders of the notes to ascertain whether a viable claim exists under the indenture with respect to any given transaction.

Limitations on Disposition of Stock of Significant Subsidiaries

The indenture provides that we will not, and will not permit any Subsidiary to issue, sell, transfer or otherwise dispose of any shares of capital stock of any Significant Subsidiary (or of any Subsidiary having direct or indirect control of any Significant Subsidiary) except for, subject to the covenant relating to mergers and sales of assets described above,

•

a sale, transfer or other disposition of any capital stock of any Significant Subsidiary (or of any Subsidiary having direct or indirect control of any Significant Subsidiary) to a wholly owned Subsidiary of us, or

•

a sale, transfer or other disposition of any capital stock of any Significant Subsidiary (or of any Subsidiary having direct or indirect control of any Significant Subsidiary) held by us and our Subsidiaries for at least fair value (as determined by our Board of Directors acting in good faith), and, in either such case, after giving effect to the use of proceeds therefrom, we and our Subsidiaries, considered as a whole, would continue to be principally engaged in the businesses we and they conduct as of the date of the indenture.

We are not required pursuant to the indenture to repurchase the notes, in whole or in part, with the proceeds of any sale, transfer or other disposition of any shares of capital stock of any Subsidiary (or of any Subsidiary having direct or indirect control of any other Subsidiary). Furthermore, the indenture does not provide for any restrictions on our use of any proceeds from that sale, transfer or disposition.

The indenture does not contain any provisions specifically intended to protect holders of the notes in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving us.

Although the indenture does contain the provisions described in “Limitation on Liens” above, the indenture does not contain any provisions which will otherwise restrict us from incurring, assuming or becoming liable with respect to any indebtedness or other obligations, whether secured or unsecured, or from paying dividends or making other distributions on our capital stock or purchasing or redeeming our capital stock. The indenture does not contain any financial ratios or specified levels of net worth or liquidity to which we must adhere. In addition, the indenture does not contain any provision which would require us to repurchase or redeem or otherwise modify the terms of any of the notes upon a change in control or other events involving us which may adversely affect the creditworthiness of the notes.

Certain Definitions

“Significant Subsidiary” means a Subsidiary, including its Subsidiaries, that meets any of the conditions set forth under Rule 405 under the Securities Act.

“Subsidiary” means a corporation, company (including any limited liability company), association, partnership, joint venture, trust or other business entity in which we and/or one or more of our other Subsidiaries owns at least 50% of the Voting Stock.

“Voting Stock” means stock of any class or classes or other ownership interest having general voting power under ordinary circumstances to elect a majority of the board of directors, managers, trustees or persons with similar functions of the entity in question, provided that, for the purposes of this definition, stock which carries only the right to vote conditionally on the happening of an event will not be considered Voting Stock whether or not that event has happened.

Defeasance and Discharge

We may discharge obligations to holders of the Notes that have not already been delivered to the Trustee for cancellation and that have become due and payable by (a) irrevocably depositing with the Trustee cash or U.S. government obligations as trust funds in an amount certified by a nationally recognized firm of independent accountants to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of (and premium, if any) and interest on the Notes, and (b) delivering to the Trustee an opinion of counsel stating that the holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and discharge, and will be subject to federal income tax on the same amount, and in the same manner and at the same times as would have been the case if such deposit and discharge had not occurred.

In addition to discharging certain obligations under the Indenture as stated above, we will be deemed to have paid and discharged the entire indebtedness on the Notes if we satisfy the conditions in the preceding paragraph, except for the requirement of the opinion of counsel referred to in the immediately preceding paragraph, and if:

(1) we deliver to the Trustee an opinion of counsel stating that (a) we have received from, or there has been published by, the Internal Revenue Service (“IRS”) a ruling or, since the date of the Indenture, there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred, and (b) such deposit shall not result in us, the Trustee or the trust resulting from the defeasance and discharge being deemed an “investment company” under the Investment Company Act of 1940, as amended; and

(2) immediately after giving effect to such deposit, no event or condition shall exist and such deposit shall not result in a breach, violation or default under any material agreement to which the Company or any of its Subsidiaries is bound.

In the event of any such defeasance and discharge of the Notes, holders of the Notes would be able to look only to such trust fund for payment of principal of (and premium, if any) and interest, if any, on the Notes.

Governing Law

The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Trustee

The Trustee, before default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent person would exercise in the conduct of his or her own affairs. Subject to this, the Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of the Notes, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Book-Entry System; Delivery and Form

General.    The Notes will be issued in the form of one or more fully registered global securities. For purposes of this prospectus supplement, “Global Security” refers to the global security or global securities representing the entire issue of the Notes. The Global Security will be deposited with the

Trustee as custodian for the Depository Trust Company (“DTC”) and registered in the name of Cede & Co. (“Cede”) as DTC’s nominee. Except in the limited circumstances described below, the Notes will not be issued in definitive certificated form. The Global Security may be transferred, in whole and not in part, only to another nominee of DTC. We understand as follows with respect to the rules and operating procedures of DTC, which affect transfers of interests in the Global Security.

DTC.  DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants (“Participants”) and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, between Participants through electronic computerized book-entry changes in the accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations, such as the underwriters. DTC is owned by a number of Participants and by the New York Stock Exchange, Inc., The American Stock Exchange LLC and the Financial Industry Regulatory Authority, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”). Persons who are not Participants may beneficially own Notes held by DTC only through Participants or Indirect Participants. Beneficial ownership of Notes may be reflected (1) for investors who are Participants, in the records of DTC, (2) for investors holding through a Participant, in the records of such Participant, whose aggregate interests on behalf of all investors holding through such Participant will be reflected in turn in the records of DTC, or (3) for investors holding through an Indirect Participant, in the records of such Indirect Participant, whose aggregate interests on behalf of all investors holding through such Indirect Participant will be reflected in turn in the records of a Participant. Accordingly, transfers of beneficial ownership in the Global Security can only be effected through DTC, a Participant or an Indirect Participant. Each of the underwriters is a Participant or an Indirect Participant.

Interests in the Global Security will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its Participants. The Global Security will trade in DTC’s same-day funds settlement system until maturity, and secondary market trading activity for the Global Security will therefore settle in immediately available funds. The laws of some states require that certain persons take physical delivery in definitive form of securities. Consequently, the ability to transfer beneficial interests in the Global Security to such persons may be limited.

So long as Cede, as the nominee of DTC, is the registered owner of the Global Security, Cede for all purposes will be considered the sole holder of the Notes under the Indenture. Except as provided below, owners of beneficial interests in the Global Security will not be entitled to have Notes registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form and will not be considered the holders thereof under the Indenture. Accordingly, any person owning a beneficial interest in the Global Security must rely on the procedures of DTC and, if such person is not a Participant in DTC, on the procedures of the Participant through which such person, directly or indirectly, owns its interest, to exercise any rights of a holder of Notes.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of an owner of a beneficial interest in the Notes to pledge such Notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Notes, may be affected by the lack of a physical certificate for such Notes.

Payment of principal of and interest on the Notes will be made to Cede, the nominee for DTC, as the registered owner of the Global Security. Neither we nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Upon receipt of any payment of principal of or interest on the Global Security, we understand that it is the practice of DTC to credit the Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security as shown on the records of DTC. Payments by Participants to owners of beneficial interests in the Global Security held through such Participants will be the responsibility of such Participants, as is now the case with securities held for the accounts of customers registered in “street name.”

If we redeem less than all of the Notes, we have been advised that it is DTC’s practice to determine by lot the amount of the interest of each Participant in the Notes to be redeemed.

We understand that under existing industry practices, if we request holders of the Notes to take action, or if an owner of a beneficial interest in a Note desires to take any action which a holder is entitled to take under the Indenture, then (1) DTC would authorize the Participants holding the relevant beneficial interests to take such action, and (2) such Participants would authorize the beneficial owners owning through such Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of Notes among its Participants, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

If an Event of Default by us specified in the Indenture has occurred and is continuing and all principal and accrued interest in respect of the Notes shall have become immediately due and payable, or if DTC is at any time unwilling, unable or ineligible to continue as depositary for the Global Security and a successor depositary is not appointed by us within 90 days, we will issue individual certificated Notes in definitive form in exchange for the Global Security. In addition, we may at any time determine not to have the Notes represented by the Global Security, and, in such event, will issue individual certificated Notes in definitive form in exchange for the Global Security. In any such instance, an owner of a beneficial interest in the Global Security will be entitled to physical delivery of individual certificated Notes in definitive form equal in principal amount to such beneficial interest in the Global Security and to have all such certificated Notes registered in its name. Individual certificated Notes so issued in definitive form will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof, and will be issued in registered form only, without coupons.

Same-Day Settlement and Payment

Settlement for the Notes will be made by the underwriters in immediately available funds. All payments of principal and interest on the Notes will be made by us in immediately available funds. The Notes will trade in DTC’s same-day funds settlement system until maturity, and secondary market trading activity in the Notes therefore will be required by DTC to settle in immediately available funds.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of the material U.S. federal income tax consequences of ownership and disposition of the Notes. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, now in effect, all of which are subject to change, possibly with retroactive effect.

This discussion only applies to Notes that are:

•

held by holders that purchased Notes in this offering at the “issue price,” which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the Notes is sold for money; and

•	held as capital assets.

This summary also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition this discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances, including holders that are:

•	subject to the alternative minimum tax;

•	banks or financial institutions;

•	insurance companies;

•	dealers in securities or currencies;

•	traders in securities or commodities or dealers in commodities that elect to use a mark-to-market method of accounting;

•	holding Notes as part of a hedge, “straddle,” integrated transaction or similar transaction;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	U.S. expatriates;

•	persons deemed to sell the Notes under the constructive sale provisions of the Code;

•	partnerships for U.S. federal income tax purposes; or

•	tax-exempt entities.

If an entity treated as a partnership for U.S. federal income tax purposes holds the Notes, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partners of partnerships holding the Notes should consult their own tax advisors.

THIS SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. PERSONS CONSIDERING THE PURCHASE OF NOTES ARE URGED TO CONSULT THEIR TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

Tax Consequences to U.S. Holders

As used in this discussion, the term “U.S. Holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

Interest Income

It is expected, and therefore this discussion assumes, that the Notes will be issued with no more than a de minimis amount of original issue discount for U.S. federal income tax purposes. Accordingly, stated interest paid on a Note will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes. If, however, the Notes’ principal amount exceeds the issue price by more than a de minimis amount, as determined under applicable Treasury regulations, a U.S. Holder will be required to include such excess in income as original issue discount, as it accrues, regardless of the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes, in accordance with a constant yield method based on a compounding of interest before the receipt of cash payments attributable to this income.

Sale, Exchange, Redemption, Retirement, or Other Taxable Disposition of the Notes

Upon the sale, exchange, redemption, retirement or other taxable disposition of a Note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and the U.S. Holder’s adjusted tax basis in the Note. A U.S. Holder’s adjusted tax basis generally will be the U.S. Holder’s cost for the Note. For these purposes, the amount realized does not include any amount attributable to accrued stated interest. Amounts attributable to accrued stated interest are subject to tax as described under “—Interest Income” above.

Gain or loss realized on the sale or other taxable disposition of a Note generally will be capital gain or loss and will be long-term capital gain or loss if at the time of sale or other taxable disposition the Note has been held for more than one year. Long-term capital gains recognized by non-corporate U.S. Holders are currently subject to reduced tax rates. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to payments of principal and interest on the Notes and to the proceeds of sale or other disposition of a Note unless the U.S. Holder is an exempt recipient (such as a corporation). A U.S. Holder will be subject to backup withholding on these payments if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

As used in this discussion, the term “Non-U.S. Holder” means a beneficial owner of a Note that is neither a U.S. Holder nor a partnership (or other entity treated as a partnership for U.S. federal income tax purposes):

Interest Income

Interest neither a U.S. Holder nor a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) paid on the Notes by Infinity or any paying agent to any Non-U.S. Holder will not be subject to U.S. federal income or withholding tax, provided that the Non-U.S. Holder:

•	is not engaged in a U.S. trade or business to which the interest income is effectively connected;

•	does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of Infinity entitled to vote;

•	is not a controlled foreign corporation related, directly or indirectly, to Infinity through stock ownership; and

•

either (1) provides its name and address on an IRS Form W-8BEN (or other applicable form), and certifies, under penalties of perjury, that it is not a United States person as defined under the Code or (2) holds the Notes through certain foreign intermediaries and satisfies the certification requirements of applicable Treasury regulations.

If a Non-U.S. Holder cannot satisfy the requirements described above, payments of interest generally will be subject to a 30% U.S. federal withholding tax, unless the Non-U.S. Holder provides a properly executed (1) IRS Form W-8BEN claiming an exemption from or reduction in withholding under the benefit of an applicable tax treaty or (2) IRS Form W-8ECI stating that interest paid on the Notes is not subject to withholding tax because it is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States.

If the interest income is effectively connected with a Non-U.S. Holder’s trade or business in the United States, the Non-U.S. Holder generally will be taxed on such income in the same manner as a U.S. Holder (see “Tax Consequences to U.S. Holders” above). Each Non-U.S. Holder is urged to consult its own tax advisor regarding whether an applicable income tax treaty provides for a different result and regarding other U.S. tax consequences of the ownership and disposition of Notes including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) on its effectively connected earnings and profits attributable to its Notes if the Non-U.S. Holder is a corporation.

Sale, Exchange, Redemption, Retirement, or Other Taxable Disposition of Notes

A Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange, redemption, retirement or other taxable disposition of Notes (other than with respect to amounts attributable to accrued interest which will be subject to tax in the manner described above), unless:

•

the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States (and attributable to a permanent establishment in the United States if required by an applicable income treaty); or

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

A Non-U.S. Holder described in the first bullet point above will be taxed in the same manner as a U.S. Holder (see “Tax Consequences to U.S. Holders” above) on the net gain derived from the sale or other taxable disposition. If such Non-U.S. Holder is a foreign corporation, it may also be required to pay a branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty.

A Non-U.S. Holder described in the second bullet point above will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale or other taxable disposition, which may be offset by United States source capital losses.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of interest on the Notes. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a United States person as defined under the Code, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition (including a retirement or redemption) of the Notes, and the Non-U.S. Holder may be subject to backup withholding on payments of interest on the Notes or on the proceeds from a sale or other disposition (including a retirement or redemption) of the Notes. Compliance with the certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Legislation

Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of interest (beginning in 2014) and sales or redemption proceeds (beginning in 2015) to “foreign financial institutions” (broadly defined, and generally including investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements have been satisfied (even if these amounts would otherwise be exempt from withholding tax, as described above). The IRS and the U.S. Treasury Department have issued proposed regulations which generally would not impose FATCA withholding on payments pursuant to obligations issued on or before December 31, 2012. If the proposed regulations are finalized in their current form, the Notes will not be subject to the FATCA withholding.

Medicare Contribution Tax

U.S. legislation that will take effect beginning in 2013 generally will impose a 3.8% tax on certain “net investment income” earned by individuals other than nonresident aliens, estates and certain trusts, in each case with adjusted gross incomes in excess of certain threshold amounts. Interest paid on the Notes and gain from the sale or other taxable disposition of the Notes generally will be treated as net investment income.

Prospective investors are encouraged to consult their own tax advisors regarding the potential application of the FATCA withholding and the Medicare contribution tax based upon their particular circumstances.

UNDERWRITING

Subject to the terms and conditions contained in an underwriting agreement, dated as of the date of this prospectus supplement between us and the underwriters named below, for whom Barclays Capital Inc. and Goldman, Sachs & Co. are acting as representatives, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of Notes that appears opposite its name in the table below:

Underwriter	Principal Amount of Notes

Barclays Capital Inc.	$

Goldman, Sachs & Co.

Total	$

The underwriters are offering the Notes subject to their acceptance of the Notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Notes offered by this prospectus supplement are subject to certain conditions. The underwriters are obligated to take and pay for all of the Notes offered by this prospectus supplement if any such Notes are taken; provided, that prior to acceptance of the Notes the underwriters have the right to accept or reject any order in whole or in part.

The underwriters initially propose to offer the Notes to the public at the public offering price that appears on the cover page of this prospectus supplement. In addition, the underwriters may offer the Notes to certain dealers at prices that represent a concession not in excess of       % of the principal amount of the Notes. Any underwriter may allow, and any such dealer may reallow, a concession not in excess of       % of the principal amount of the Notes to certain other dealers. After the initial offering of the Notes, the underwriters may from time to time vary the offering prices and other selling terms. The underwriters may offer and sell Notes through certain of their affiliates.

The following table shows the underwriting discount that we will pay to the underwriters in connection with the offering of the Notes:

Paid by Us

Per Note		%

Total	$

Expenses associated with this offering to be paid by us, other than underwriting discounts, are estimated to be approximately $            .

We have also agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

The Notes are a new issue of securities, and there is currently no established trading market for the Notes. We do not intend to apply for the Notes to be listed on any securities exchange or to arrange for the Notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the Notes, but they are not obligated to do so. The underwriters may discontinue any market making in the Notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the Notes, that you will be able to sell your Notes at a particular time or that the prices you receive when you sell will be favorable.

In connection with the offering of the Notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the Notes. Specifically, the underwriters may overallot in connection with the offering of the Notes, creating syndicate short positions. In addition, the underwriters may bid for and purchase Notes in the open market to cover syndicate short positions or to stabilize the prices of the Notes. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the Notes in the offering of the Notes, if the syndicate repurchases previously distributed Notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market prices of the Notes above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

The underwriters and their respective affiliates are full service financial institutions. From time to time in the ordinary course of their respective businesses, certain of the underwriters and their affiliates have engaged in and may in the future engage in various activities which may include commercial and investment banking, investment management, investment research, principal investment, hedging, market making, brokerage, financial advisory, and other commercial transactions and services with us and our affiliates for which they have received or will receive customary fees and commissions. Additionally, certain of the underwriters are lenders under our senior unsecured credit facility.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of ours (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of notes described in this prospectus supplement may not be made to the public in that relevant member state other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

•

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For purposes of the above provisions, the expression an “offer to the public” in relation to any notes in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in the relevant member state by any measure implementing the Prospectus Directive in the relevant member state and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the relevant member states) and includes any relevant implementing measure in the relevant member state and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each of the underwriters has represented, agreed and undertaken that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Hong Kong

The Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of

Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

VALIDITY OF SECURITIES

The validity of the Notes will be passed on for us by Keating Muething & Klekamp PLL, Cincinnati, Ohio. Simpson Thacher & Bartlett LLP, New York, New York will pass upon certain legal matters relating to the notes for the underwriters.

Prospectus

$300,000,000

Debt Securities, Common Stock, Preferred Stock, Warrants,

Depositary Shares and Units

INFINITY CAPITAL TRUST I

Preferred Securities

Fully and unconditionally guaranteed, as described in this prospectus, by

Infinity Property and Casualty Corporation

We will provide you with more specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution.

Infinity Property and Casualty Corporation’s common stock is listed on the Nasdaq Global Select Market under the symbol “IPCC.” On September 9, 2010, the closing price of the common stock as reported on the Nasdaq Global Stock Market was $47.14.

Investing in our securities involves risks. See “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 10, 2010

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, Infinity Property and Casualty Corporation and Infinity Capital Trust I may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities which may be offered. Each time securities are offered for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering. The prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Information Incorporated by Reference.”

The registration statement that contains this prospectus (including the exhibits) contains additional important information about Infinity Property and Casualty Corporation and Infinity Capital Trust I and the securities we may offer under this prospectus. Specifically, we have filed certain legal documents that establish the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that establish the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. The registration statement and the other reports can be read at the SEC web site or at the SEC offices referenced below under the following heading.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, unless the context otherwise requires:

•	References to “Infinity” refer to Infinity Property and Casualty Corporation and its consolidated subsidiaries;

•	References to “the trust” refer to Infinity Capital Trust I; and

•	References to “we,” “us” or “our” refer to Infinity and the trust, collectively.

WHERE YOU CAN FIND MORE INFORMATION

Infinity files annual, quarterly and other reports, proxy statements and other information with the SEC. Its SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document it files at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1–800–SEC–0330 for further information on the Public Reference Room. Infinity’s Annual Report on Form 10–K, Quarterly Reports on Form 10–Q, and Current Reports on Form 8–K, including any amendments to those reports, and other information that it files with or furnishes to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after Infinity electronically files such material with, or furnishes it to, the SEC.

We have filed with the SEC a registration statement under the Securities Act of 1933 relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under “Information Incorporated by Reference” are also available on Infinity’s Internet website, http://www.ipacc.com. We have not incorporated by reference into this prospectus the information on Infinity’s website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus certain information Infinity files with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that Infinity files later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that Infinity has previously filed with the SEC (excluding any portions of any Form 8–K that are not deemed “filed” pursuant to the General Instructions of Form 8–K):

•	our Annual Report on Form 10–K for the year ended December 31, 2009;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010;

•

our Current Reports on Form 8–K dated as of February 11, 2010, May 6, 2010, May 10, 2010, May 26, 2010 and August 5, 2010 (excluding any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01); and

•	the description of Infinity’s common stock contained in Infinity’s Registration Statement on Form 8–A as filed with the SEC on January 30, 2003.

We also incorporate by reference into this prospectus additional documents that Infinity may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents Infinity may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

Requests for such documents should be directed to:

Investor Relations

Infinity Property and Casualty Corporation

3700 Colonnade Parkway

Birmingham, AL 35243

Telephone: (205) 803-8186

You may also access the documents incorporated by reference in this prospectus through Infinity’s website at http://www.ipacc.com. Except for the specific incorporated documents listed above, no information available on or through Infinity’s website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

We have not included any separate financial statements for the trust. They were omitted because the trust is Infinity’s wholly-owned subsidiary with no independent operations, and Infinity guarantees the fee obligations relating to the securities issued by the trust.

RISK FACTORS

Investing in our securities involves risk. Please see the risk factors set forth in Part I, Item 1A in Infinity’s Annual Report on Form 10-K for its most recent fiscal year, as updated by its quarterly reports on Form 10-Q and other filings it makes with the SEC, as incorporated by reference in this prospectus. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus (including the information incorporated by reference) contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. All statements in this prospectus and any accompanying prospectus supplement not dealing with historical results or current facts are forward-looking and are based on estimates, assumptions and projections. Statements which include the words “believes”, “seeks”, “expects”, “may”, “should”, “intends”, “likely”, “targets”, “plans”, “anticipates”, “estimates” or the negative version of those words and similar statements of a future or forward-looking nature identify forward-looking statements. Examples of such forward-looking statements include statements relating to expectations concerning market conditions, premium, growth, earnings, investment performance, expected losses, rate changes and loss experience.

Factors that could cause actual results to differ from those in the forward-looking statements may accompany the statements themselves. In addition, generally applicable factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements are and will be discussed in Infinity’s reports on Forms 10-K, 10-Q and 8-K incorporated by reference in this prospectus.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. We do not undertake any obligation to publicly update or review any forward-looking statement.

INFINITY PROPERTY AND CASUALTY CORPORATION

Infinity writes personal automobile insurance with an emphasis on nonstandard auto insurance. Infinity also writes monoline commercial vehicle insurance and classic collector automobile insurance. In 2009, nonstandard personal auto insurance accounts for 89% of Infinity’s total gross written premium and was primarily written in eight states. Approximately 59% of the nonstandard personal auto gross written premium was written in the state of California during 2009.

SEC filings, news releases, Infinity’s Code of Ethics applicable to its directors, officers and employees and other information may be accessed free of charge through Infinity’s Internet site at: http://www.ipacc.com. Other than the information specifically incorporated by reference in this prospectus, information on Infinity’s website is not part of this prospectus.

INFINITY CAPITAL TRUST I

Infinity Capital Trust I is a statutory trust formed under Delaware law pursuant to a declaration of trust executed by Infinity, as sponsor, and the trustees (described below) and the filing of a certificate of trust with the Delaware Secretary of State. The trust’s declaration will be amended and restated as of the date the securities of the trust are initially issued. The amended declaration will be qualified as an indenture under the Trust Indenture Act of 1939.

The trust exists solely to:

•	issue its preferred securities and common securities representing undivided beneficial interests in the assets of the trust;

•	invest the proceeds from the issuance of those securities in Infinity’s junior subordinated debt securities; and

•	engage only in incidental activities.

The rights of the holders of the trust’s securities, including economic rights, rights to information and voting rights, will be set forth in the trust’s amended declaration of the trust, the Delaware Statutory Trust Act and the Trust Indenture Act.

Infinity will own, directly or indirectly, all of the common securities of the trust, which will have an aggregate liquidation amount equal to 3% of the total capital of the trust. The common securities will generally rank equally in right of payment with the preferred securities, and payments on both will be made pro rata. The securities to be issued by the trust may be designated as “capital securities,” or may be designated under any other name as set forth in the applicable prospectus supplement. However, upon an event of default under a trust’s amended declaration, the rights of the holders of the common securities to payment of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. Infinity will pay all fees and expenses related to the trust and the offering of the trust’s securities.

Infinity, as holder of all of the common securities, will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of the trust. The business and affairs of the trust will be conducted by the trustees, and the duties and obligations of the trustees will be governed by the amended declaration of the trust.

At least two of the trustees of the trust will be persons who are employees or officers of, or otherwise affiliated with, Infinity. These persons are sometimes referred to as “regular” trustees. One trustee of the trust will be a financial institution which will be unaffiliated with Infinity and will act as property trustee and as indenture trustee for purposes of the Trust Indenture Act under the terms of the applicable amended declaration and as may be further described in a prospectus supplement. The property trustee will hold title to the junior subordinated debt securities for the benefit of the holders of the trust’s securities. In addition, unless the property trustee maintains a principal place of business in the state of Delaware and otherwise meets the requirements of applicable law, one trustee of the trust will be a legal entity having a principal place of business in, or an individual resident of, the state of Delaware.

Unless otherwise indicated in a prospectus supplement, U.S. Bank National Association will be the property trustee and U.S. Bank Trust National Association will be the Delaware trustee. The address of the corporate trust office of U.S. Bank National Association is 425 Walnut Street, 6th Floor, Cincinnati, Ohio 45202 and for U.S. Bank Trust National Association is 300 E. Delaware Avenue, 9th Floor, Wilmington, Delaware 19801. The principal place of business of the trust will be c/o Infinity Property and Casualty Corporation, 3700 Colonnade Parkway, Birmingham, Alabama 35243, telephone number (205) 870-4000.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, Infinity expects to use the net proceeds from the sale of any securities offered by it for general corporate purposes, which may include investment in insurance businesses and the repayment of outstanding debt and the debt of Infinity subsidiaries. Until the net proceeds are used for these purposes, Infinity may deposit them in interest-bearing accounts or invest them in short-term marketable securities. The specific allocations, if any, of the proceeds from the sale of any of the securities will be described in the prospectus supplement relating to the offering of the securities. The proceeds from any sale of preferred securities by the trust will be invested in Infinity debt securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth Infinity’s ratio of earnings to fixed charges for the periods indicated.

Six Months Ended June 30,	Year Ended December 31,
2010	2009	2008	2007	2006	2005
6.9	7.8	4.5	8.0	10.0	10.9

DESCRIPTION OF THE SECURITIES WE MAY OFFER

Infinity may issue, in one or more offerings, any combination of senior, subordinated or junior subordinated debt securities, common stock, preferred stock, warrants, depositary shares and units. The trust may issue in one or more offerings, trust preferred securities that will be unconditionally guaranteed by Infinity.

This prospectus contains a summary of the general terms of the various securities that we may offer. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities. The summary in this prospectus and in any prospectus supplement does not describe every aspect of the securities and is subject to and qualified in its entirety by reference to all applicable provisions of the documents relating to the securities offered. These documents are or will be filed as exhibits to or incorporated by reference in the registration statement.

In addition, the prospectus supplement will set forth the terms of the offering, the initial public offering price and net proceeds to Infinity or the trust. Where applicable, the prospectus supplement will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange.

DESCRIPTION OF DEBT SECURITIES

Infinity may offer debt securities. The following description sets forth the general terms and provisions of the senior and subordinated debt securities (referred to collectively as the “debt securities”) that Infinity may offer. The applicable prospectus supplement will describe the specific terms of the debt securities offered by that prospectus supplement and any applicable tax considerations and any general terms outlined in this section that will not apply to those debt securities. We may also offer junior subordinated debentures described below under “—Description of Junior Subordinated Debentures.”

The prospectus supplement relating to any offering of preferred securities by a trust will contain the terms of the junior subordinated debt securities that would be issued by Infinity and sold to the trust using the proceeds from the sale of preferred securities.

Infinity’s senior debt securities are to be issued under a senior indenture between us and U.S. Bank National Association, as trustee, a form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Infinity’s subordinated debt securities are to be issued under a subordinated indenture between Infinity and U.S. Bank National Association, as trustee, a form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are sometimes referred to collectively as the “indentures” and each individually as an “indenture.”

Because the following summaries of the material terms and provisions of the indentures and the related debt securities are not complete, you should refer to the forms of the indentures and the debt securities for complete information regarding the terms and provisions of the indentures, including the definitions of some of the terms used below, and the debt securities. The senior indenture and the subordinated indenture are substantially identical, except for certain covenants of ours and provisions relating to subordination.

The prospectus supplement relating to any series of debt securities will describe the following specific financial, legal and other terms particular to such series of debt securities:

•	the designation of the debt securities of the series;

•

any limit upon the aggregate principal amount of the debt securities of the series and any limitation on our ability to increase the aggregate principal amount after the initial issuance of the debt securities of that series;

•	the date or dates on which the principal of the debt securities of the series is payable (which date or dates may be fixed or extendible);

•

the annual rate or rates (which may be fixed or variable) at which the debt securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and on which a record shall be taken for the determination of holders to whom interest is payable and/or the method by which such rate or rates or date or dates shall be determined;

•	the place or places where principal of, premium, if any, and interest on debt securities of the series shall be payable;

•

our right, if any, to redeem debt securities of the series, in whole or in part, at our option and the period or periods within which, the price or prices at which and any terms and conditions upon which debt securities of the series may be so redeemed;

•

our obligation, if any, to redeem, purchase or repay debt securities of the series pursuant to any mandatory redemption or at the option of a holder and the price or prices at which and the period or periods within which and any of the terms and conditions upon which debt securities of the series shall be redeemed, purchased or repaid, in whole or in part;

•	if other than denominations of $1,000 and integral multiples of $1,000, the denominations in which debt securities of the series shall be issuable;

•	if other than the principal amount, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity;

•

whether the debt securities of the series or any portion thereof will be issuable as registered debt securities or unregistered debt securities (with or without coupons) (and if so, whether such debt securities will be issued in temporary or permanent global form), or any combination of the foregoing;

•	whether the debt securities of the series may be exchangeable for and/or convertible into our common stock or any other security;

•

whether and under what circumstances we will pay additional amounts on the debt securities of the series held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts;

•	provisions, if any, for the defeasance of the debt securities of the series (including provisions permitting defeasance of less than all debt securities of the series);

•	any other events of default or covenants with respect to the debt securities of the series; and

•

any other terms of the debt securities of the series (which terms shall not be inconsistent with the provisions of this Indenture), and any requirement to have our subsidiaries guarantee the debt securities.

Events Of Default

You will have special rights if an “event of default” occurs, with respect to any series of debt securities, and is not cured, as described later in this subsection. Under the indenture, the term “event of default” means any of the following:

•	we do not pay the principal on a debt security on its due date;

•	we do not pay interest on a debt security within 30 days of its due date;

•

we remain in breach of any covenant or warranty described in the indenture for 90 days after we receive a notice stating it is in breach, which notice must be sent by either the trustee or direct holders of at least 25% of the principal amount of outstanding debt securities;

•

we or one of our significant subsidiaries fails to pay an amount of indebtedness totaling more than $15,000,000 in principal amount, our obligation to repay is accelerated by its lenders, and this payment obligation remains accelerated for 30 days;

•

we or one of our significant subsidiaries fails to pay an amount of indebtedness totaling more than $15,000,000 in principal amount when due, and this payment obligation remains accelerated for 30 days;

•

we become subject to one or more final, non-appealable judgments, orders or decrees (not covered by insurance) requiring payments of more than $15,000,000 and such judgments, orders or decrees remain unsatisfied for 60 days during which a stay of enforcement has not been in effect; or

•	certain events of bankruptcy, insolvency or reorganization.

For purposes of the indentures, a “significant subsidiary” means a subsidiary meeting any of the conditions set forth in Rule 405 promulgated under the Securities Act.

Remedies if an Event of Default Occurs

If an event of default has occurred and has not been cured (if a cure period is provided for), the trustee or the direct holders of 25% in principal amount of the outstanding debt securities may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a “declaration of acceleration of maturity.”

Except in cases of default, whereby a trustee has some special duties, a trustee is not required to take any action under the indenture at the request of any direct holders unless the direct holders offer the trustee reasonable protection from costs, expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the direct holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority direct holders may also direct the trustee in performing any other action under the indenture.

In general, before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	you must give the trustee written notice that an event of default has occurred and remains uncured;

•

the direct holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action in its own name as trustee because of the default, and must offer reasonable indemnity to the trustee against the costs, expenses and other liabilities of taking that action;

•	the trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity; and

•

the trustee must not have received from direct holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the written notice during the 60 day period after receipt of the above notice.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

Modification

There are three types of changes we can make to the indentures and the debt securities.

Changes Requiring Your Approval

First, there are changes that cannot be made to the indentures or your debt securities without your specific approval. Following is a list of those types of changes:

•	change the payment due date;

•	reduce any amounts due on a debt security;

•	change the place or currency of payment on a debt security;

•	impair your right to sue for payment;

•	waive a default in payment on a debt security;

•	reduce the percentage in principal amount of debt securities, the consent of whose holders is required to modify or amend the indenture;

•	reduce the percentage in principal amount of debt securities, the consent of whose holders is required to waive compliance with certain provisions of the indenture or to waive certain defaults; and

•	modify any other aspect of the provisions dealing with modification and waiver of the indenture.

Changes Requiring a Majority Vote

The second type of change to the indentures and the debt securities is the kind that requires consent of the holders of a majority in principal amount of the outstanding debt securities of the particular series affected. With a majority vote, the holders may waive past defaults, provided that such defaults are not of the type described previously under “Changes Requiring Your Approval.”

Changes Not Requiring Approval

The third type of change does not require any vote by direct holders of debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the debt securities.

Consolidation, Merger And Sale Of Assets

Infinity may consolidate or merge with or into another entity, and Infinity may sell or lease substantially all of its assets to another entity if the following conditions, among others, are met:

•

where Infinity merges out of existence or sells or leases substantially all its assets, the other entity must be a corporation organized and validly existing under the laws of the United States or any jurisdiction of the United States, and it must agree to be legally responsible for the debt securities; and

•	the merger, sale of assets or other transaction must not cause a default or an event of default on the debt securities.

Form, Exchange, Registration And Transfer

Generally, we will issue debt securities only in registered global form. See “Global Securities” below. However, if specified in the prospectus supplement, we may issue certificated securities in definitive form.

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange.”

You may exchange or transfer debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may appoint another entity or perform this role itself. The entity performing the role of maintaining the list of registered direct holders is called the “security registrar.” It will also perform transfers. You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary that we will identify in a prospectus supplement;

•	be deposited with the depositary or its nominee or custodian; and

•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

•	we elect for any reason in our sole discretion to issue certificated debt securities in exchange for all of any portion of the global debt securities; or

•	any other circumstances described in a prospectus supplement occur.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

•	will not be entitled to have the debt securities registered in their names;

•	will not be entitled to physical delivery of certificated debt securities; and

•	will not be considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary (and, if such person is not a participant, on procedures of the participant through which such person owns its interest) to exercise any rights of a holder under the indenture.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or by any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register.

The Trustee

U.S. Bank National Association acts as trustee under each of the senior debt indenture and the subordinated debt indenture.

Description of Junior Subordinated Debt Securities

General

Infinity may issue junior subordinated debt securities under a junior subordinated indenture, as supplemented from time to time, between Infinity and U.S. Bank National Association, a form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Because the following summary of the material terms and provisions of the junior subordinated indenture and the related junior subordinated debt securities is not complete, you should refer to the forms of the documents for complete information regarding their terms and provisions, including the definitions of some of the terms used below.

The applicable prospectus supplement will describe the specific terms of the junior subordinated debt securities which we will offer, including:

•	the specific title and designation, aggregate principal amount and any limit on that amount, purchase price and denominations of the junior subordinated debt securities;

•	the date or dates on which the principal of the junior subordinated debt securities is payable or the method of determining the same, if applicable;

•	the rate or rates, which may be fixed or variable, at which the junior subordinated debt securities will bear interest, if any, or the method of determining the same, if applicable;

•

the date or dates from which the interest, if any, will accrue or the method of determining the same, if applicable, the interest payment dates, if any, on which interest will be payable or the manner of determining the same, if applicable, and the record dates for the determination of holders to whom interest is payable on the junior subordinated debt securities;

•	the duration of the maximum consecutive period that Infinity may elect to defer payments of interest on the junior subordinated debt securities;

•	any redemption, repayment or sinking fund provisions;

•	any applicable material United States federal income tax consequences; and

•	any other specific terms pertaining to the junior subordinated debt securities, whether in addition to, or modification or deletion of, the terms described in this prospectus.

Ranking

Each series of junior subordinated debt securities will rank equally with any other junior subordinated debt securities to be issued by Infinity and will be unsecured and will rank subordinate and junior in right of payment, to the extent and in the manner set forth in the junior subordinated indenture, to all senior indebtedness of Infinity, as defined in the junior subordinated indenture. The junior subordinated indenture will not limit the amount of secured or unsecured debt, including senior indebtedness, that may be incurred by us.

Modification of Junior Subordinated Indenture

From time to time, Infinity and the junior subordinated debt security trustee may, without the consent of the holders of the junior subordinated debt securities, amend, waive or supplement the junior subordinated indenture for specified purposes as set forth in the junior subordinated indenture.

Infinity and the junior subordinated debt security trustee may, with the consent of the holders of a majority in principal amount of all outstanding junior subordinated debt securities affected thereby, modify the junior subordinated indenture in a manner affecting the rights of the holders of junior subordinated debt securities; provided, however, that Infinity may not, without the consent of the holder of each outstanding junior subordinated debt security so affected, make any modifications which, among other things:

•

change the stated maturity of the principal of, or any installment of principal of or interest on (except as otherwise permitted), any junior subordinated debt security (other than pursuant its terms);

•

reduce the principal amount or the rate of interest on any junior subordinated debt security (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption of any junior subordinated debenture; or

•

reduce the percentage in principal amount of the junior subordinated debt securities, the consent of the holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of the junior subordinated indenture or of any default under such junior subordinated indenture and its consequences, or reduce the requirements of the such junior subordinated indenture for quorum or voting.

Junior Subordinated Debt Security Events of Default

Each of the following events with respect to any series of junior subordinated debt securities will constitute a junior subordinated debt security event of default, whatever the reason for the junior subordinated debt security event of default and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, unless the event is specifically deleted or modified in or pursuant to the supplemental indenture, board resolution or officers’ certificate establishing the terms of the series pursuant to the junior subordinated indenture:

•

Infinity fails for 30 days to pay any interest or certain additional amounts on that series of junior subordinated debt securities when due, subject to any permitted deferral; provided that, during any extension period, failure to pay interest will not constitute a junior subordinated debt security event of default;

•

Infinity fails to pay any principal of or premium, if any, on the junior subordinated debt securities when due, whether at maturity, upon any redemption, by declaration of acceleration of maturity or otherwise;

•

Infinity fails to observe or perform any other agreement or covenant contained in the junior subordinated indenture in respect of that series of junior subordinated debt securities for 90 days after the debenture trustee or the holders of at least a majority in aggregate outstanding principal amount of that series of junior subordinated debt securities provides written notice to us; or

•	certain events in bankruptcy, insolvency or reorganization of Infinity.

The holders of a majority in aggregate outstanding principal amount of the junior subordinated debt securities have, subject to certain exceptions, the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee in respect of the junior subordinated debt securities. The junior subordinated debt security trustee or the holders of at least a majority in aggregate outstanding principal amount of the junior subordinated debt securities may declare the principal of and any accrued interest on the junior subordinated debt securities due and payable immediately upon a junior subordinated debt security event of default, except that a junior subordinated debt security event of default referred to in the last bullet point above will result in the immediate acceleration of the junior subordinated debt securities. The holders of a majority in aggregate outstanding principal amount of the junior subordinated debt securities may annul the declaration and waive the default in respect of the junior subordinated debt securities if the default, other than the non-payment of the principal and interest of the junior subordinated debt securities which has become due solely by the acceleration, has been cured and a sum sufficient to pay all matured installments of interest, and premium, if any, and principal due otherwise than by acceleration has been deposited with the junior subordinated debt security trustee.

The holders of a majority in aggregate outstanding principal amount of the junior subordinated debt securities may, on behalf of the holders of all of the junior subordinated debt securities, waive any past default, except a default in the payment of the principal of or premium, if any, or interest on, or additional amounts owing on a debenture, unless the default has been cured and a sum sufficient to pay all matured installments of interest, and premium, if any, and principal due otherwise than by acceleration has been deposited with the junior subordinated debt security trustee, or a default in respect of a covenant or provision which under the junior subordinated indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debt security of that series or a default in a conversion of exchange.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

In the case of securities of a series issued to the Trust, any holder of the corresponding series of trust securities issued by the Trust shall have the right, upon the occurrence of an event of default described in the junior subordinated indenture, to institute a direct action. A “direct action” is a legal proceeding directly against

Infinity for enforcement of payment to the holder of the principal of or premium, if any, or interest on the junior subordinated debt securities having a principal amount equal to the liquidation amount of the trust preferred securities held by the holder or for enforcement of the conversion or exchange rights, as the case may be.

Consolidation, Merger, Sale of Assets and other Transactions

Infinity will not consolidate with or merge into any other person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person, and no person will consolidate with or merge into Infinity or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to Infinity, unless:

•

in case Infinity consolidates with or merges into another person or conveys or transfers its properties and assets as an entirety or substantially as an entirety to any person, the successor person is organized under the laws of the United States, any state of the United States or the District of Columbia, and the successor person expressly assumes Infinity’s obligations under the junior subordinated debt securities and the guarantee,

•

immediately after giving effect to the consolidation or merger, no debenture event of default, and no event which, after notice or lapse of time or both, would become a junior subordinated debt security event of default, will have occurred and be continuing, and

•	other conditions as prescribed in the junior subordinated indenture are met.

Satisfaction and Discharge

The junior subordinated indenture will cease to be of further effect, except as to our obligations to pay all other sums due under to the junior subordinated indenture and to provide the officers’ certificates and opinions of counsel described in that indenture, and we will be deemed to have satisfied and discharged the junior subordinated indenture, when, among other things, all junior subordinated debt securities not previously delivered to the debenture trustee for cancellation:

•	have become due and payable; or

•	will become due and payable at maturity or upon redemption within one year; and

•

Infinity deposits or causes to be deposited with the junior subordinated debt security trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the junior subordinated debt securities not previously delivered to the debenture trustee for cancellation, for the principal and premium, if any, and any other amounts due interest to the date of the deposit or to the stated maturity of the junior subordinated debt securities, as the case may be.

Subordination

The junior subordinated debt securities will rank subordinate and junior in right of payment to all senior indebtedness to the extent provided in the junior subordinated indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Infinity, the holders of senior indebtedness will first be entitled to receive payment in full of the senior indebtedness before the holders of junior subordinated debt securities will be entitled to receive or retain any payment in respect of these debentures.

In the event of the acceleration of the maturity of junior subordinated debt securities, the holders of all senior indebtedness outstanding at the time of the acceleration will first be entitled to receive payment in full of the senior indebtedness before the holders of junior subordinated debt securities will be entitled to receive or retain any payment in respect of the junior subordinated debt securities.

No payments on account of principal or premium, if any, or interest in respect of the junior subordinated debt securities may be made if:

•	there will have occurred and be continuing a default in any payment with respect to senior indebtedness;

•	any applicable grace period with respect to the default on the senior indebtedness has ended and the default has not been cured or waived or ceased to exist; or

•	any judicial proceeding is pending with respect to any default.

Governing Law

The junior subordinated indenture and the junior subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF COMMON STOCK

This section summarizes the general terms of the common stock that Infinity may offer. The prospectus supplement relating to the common stock offered will set forth the number of shares offered, the initial offering price and recent market prices, dividend information and any other relevant information. The summary in this section and in the prospectus supplement does not describe every aspect of the common stock and is subject to and qualified in its entirety by reference to all the provisions of Infinity’s Amended and Restated Articles of Incorporation and Code of Regulations and to the provisions of the Ohio Revised Code.

The total number of authorized shares of common stock is 50,000,000. Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Shareholders have the right to cumulate their votes in the election of directors.

Holders of common stock are entitled to receive dividends when and if declared by Infinity’s board of directors out of funds legally available therefor, subject to any contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred shares or debt securities.

Upon Infinity’s dissolution or liquidation or the sale of all or substantially all of Infinity’s assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred shares having liquidation preferences, if any, the holders of Infinity’s common stock will be entitled to receive pro rata Infinity’s remaining assets available for distribution.

As of June 30, 2010, Infinity had 12,847,127 shares of common stock outstanding. Shares of common stock carry no conversion or subscription rights and are not subject to redemption. All outstanding shares of common stock are, and any shares of common stock issued upon conversion of any convertible securities will be, fully paid and nonassessable.

Infinity’s common stock is listed on the Nasdaq Global Select Market and trades under the symbol “IPCC.” Infinity’s registrar and transfer agent is American Stock Transfer and Trust Company.

DESCRIPTION OF PREFERRED STOCK

The following briefly summarizes the material terms of the preferred stock that Infinity may offer, other than pricing and related terms which will be disclosed in a prospectus supplement. You should read the particular terms of any series of preferred stock that Infinity offers, which Infinity will describe in more detail in any prospectus supplement relating to such series. You should also read the more detailed provisions of Infinity’s Amended and Restated Articles of Incorporation and the statement with respect to shares relating to each particular series of preferred stock for provisions that may be important to you. The statement with respect to shares relating to each particular series of preferred stock offered by the accompanying prospectus supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

General

Infinity’s board of directors is authorized to issue up to 10,000,000 shares of preferred stock. As of the date of this prospectus, Infinity has not issued any shares of preferred stock. Infinity’s board of directors can issue shares of preferred stock in one or more series and can specify the following terms for each series:

•	the number of shares;

•	the designation, powers, preferences and rights of the shares; and

•	the qualifications, limitations or restrictions, except as otherwise stated in the articles of incorporation.

Before issuing any series of preferred stock, Infinity’s board of directors will adopt resolutions creating and designating the series as a series of preferred stock, and the resolutions will be filed in a statement with respect to shares as an amendment to the Amended and Restated Articles of Incorporation.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Infinity’s board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to Infinity’s officers, directors and employees and its subsidiaries pursuant to benefit plans or otherwise. The preferred stock could have the effect of acting as an anti-takeover device to prevent a change in control of Infinity.

Unless the particular prospectus supplement states otherwise, holders of each series of preferred stock will not have any preemptive or subscription rights to acquire more of Infinity’s stock.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Rank

Unless otherwise specified in the prospectus supplement relating to the shares of any series of preferred stock, the shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Dividends

Unless the particular prospectus supplement states otherwise, holders of each series of preferred stock will be entitled to receive cash dividends, when, as and if declared by Infinity’s board of directors out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on Infinity’s books. Dividends on any series of preferred stock may be cumulative or noncumulative.

Infinity may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on any other series of preferred stock that ranks on an equal or senior basis have been paid or sufficient funds have been set apart for payment for:

•	all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of the other series of preferred stock that pay dividends on a noncumulative basis.

Partial dividends declared on shares of preferred stock and any other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for all such series of preferred stock.

Similarly, Infinity may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any other stock ranking junior to the preferred stock unless full dividends on all series of preferred stock have been paid or set apart for payment for:

•	all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

•	the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

Conversion and Exchange

The prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of Infinity’s common stock.

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at Infinity’s option or at the option of the holders, or may be mandatorily redeemed.

Any partial redemptions of preferred stock will be made in a way that Infinity’s board of directors decides is equitable.

Unless Infinity default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Liquidation Preference

Upon Infinity’s voluntary or involuntary liquidation, dissolution or winding up, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including common stock.

If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of Infinity’s available assets on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from Infinity after they have received their full liquidation preference.

Voting Rights

If Infinity issues voting preferred stock, holders of preferred stock will be entitled to one vote per share on each matter submitted to Infinity’s shareholders. If Infinity issues non-voting preferred stock, holders of preferred stock will have no voting rights, except as required by applicable law. The prospectus supplement will state the voting rights, if any, applicable to any particular series of preferred stock.

DESCRIPTION OF WARRANTS

Infinity may issue warrants for the purchase of common stock, debt securities or other securities registered pursuant to this registration statement and described in this prospectus. Infinity may issue warrants independently or together with other securities that may be attached to or separate from the warrants. Infinity will issue each series of warrants under a separate warrant agreement that will be entered into between Infinity and a bank or trust company, as warrant agent, and will be described in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as Infinity’s agent in connection with the warrant of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following describes certain general terms and provisions of debt warrants or common stock warrants Infinity may offer. Infinity will set forth further terms of the debt warrants, common stock warrants or warrants to purchase other securities and the applicable warrant agreement in the applicable prospectus supplement.

Common Stock Warrants

The applicable prospectus supplement will describe the terms of any common stock warrants, including the following:

•	the title of such warrants;

•

the offering price of such warrants, which Infinity may distribute proportionately free of charge to Infinity’s shareholders (in the applicable prospectus supplement, Infinity may refer to warrants distributed proportionately free of charge to Infinity’s shareholders as “rights to purchase Infinity common stock” and any securities not taken by Infinity’s shareholders may be reoffered to the public);

•	the aggregate number of such warrants;

•	the designation and terms of the common stock purchasable upon exercise of such warrants;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date from and after which such warrants and any securities issued therewith will be separately transferable;

•	the number of shares of common stock purchasable upon exercise of the warrants and the price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of certain United States federal income tax considerations;

•	the identity of the warrant agent for the warrants; and

•	the antidilution provisions of the warrants, if any.

Debt Warrants

The applicable prospectus supplement will describe the terms of any debt warrants, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

•	if applicable, the designation and terms of the securities with which such debt warrants are issued and the number of such debt warrants issued with each security;

•	if applicable, the date from and after which such debt warrants and any securities issued therewith will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such debt warrants which may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered form;

•	information with respect to book-entry procedures, if any;

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of certain United States federal income tax considerations;

•	the identity of the warrant agent for the warrants;

•	the antidilution provisions of such debt warrants, if any;

•	the redemption or call provisions, if any, applicable to such debt warrants; and

•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of such debt warrants.

DESCRIPTION OF DEPOSITARY SHARES

The following briefly summarizes the provisions of the depositary shares and depositary receipts that Infinity may issue from time to time and which would be important to holders of depositary receipts, other than pricing and related terms, which will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the depositary shares or depositary receipts being offered and provide any additional provisions applicable to the depositary shares or depositary receipts being offered. The following description and any description in a prospectus supplement may not be complete and are subject to, and qualified in their entirety by reference to the terms and provisions of the form of deposit agreement filed as an exhibit to the registration statement which contains this prospectus.

Depositary Shares

Infinity may offer depositary shares evidenced by depositary receipts. Each depositary share represents a fraction or a multiple of a share of a particular series of preferred stock that Infinity issues and deposits with a depositary. The fraction or the multiple of a share of preferred stock, which each depositary share represents, will be set forth in the applicable prospectus supplement.

Infinity will deposit the shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between Infinity and a bank or trust company, which Infinity will select as its preferred stock depositary. Infinity will name the depositary in the applicable prospectus supplement. Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. These rights include any applicable dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that Infinity delivers to the depositary and which Infinity is required to furnish to the holders of depositary shares.

Depositary Receipts

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to anyone who is buying the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, a holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit that preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock.

Dividends and Other Distributions

The depositary will distribute to record holders of depositary shares any cash dividends or other cash distributions it receives on preferred stock. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole U.S. dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares.

In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary may, with Infinity’s approval, sell the property and distribute the net proceeds from the sale to the holders.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the preferred stock depositary or by Infinity on account of taxes or other governmental charges.

Redemption of Depositary Shares

If the series of preferred stock represented by depositary shares is subject to redemption, then Infinity will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds it received from Infinity for the preferred stock. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. Whenever Infinity redeems shares of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day, provided Infinity has paid in full to the depositary the redemption price of the preferred stock to be redeemed and any accrued and unpaid dividends. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot or ratably or by any other equitable method as the depositary will decide.

After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the preferred stock depositary. Any funds that Infinity deposits with the preferred stock depositary for any depositary shares that the holders fail to redeem will be returned to Infinity after a period of two years from the date Infinity deposits the funds.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver Infinity’s voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the preferred stock. The materials the holders will receive will describe the matters to be voted on and explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. To the extent possible, the depositary will vote the shares as instructed by the holder. Infinity agrees to take all reasonable actions that the depositary determines are necessary to enable it to vote as a holder has instructed. The depositary will abstain from voting shares of preferred stock deposited under a deposit agreement if it has not received specific instructions from the holder of the depositary shares representing those shares.

Amendment and Termination of the Deposit Agreement

Infinity may agree with the depositary to amend the deposit agreement and the form of depositary receipt at any time. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the holders of at least a majority of the affected depositary shares then outstanding. Infinity will make no amendment that impairs the right of any holder of depositary shares, as described above under “– Withdrawal of Preferred Stock,” to receive shares of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.

The deposit agreement automatically terminates if a final distribution in respect of the preferred stock has been made to the holders of depositary receipts in connection with Infinity’s liquidation, dissolution or winding-up. Infinity may also terminate the deposit agreement at any time Infinity wishes with at least 60 days prior written notice to the depositary. If Infinity does so, the depositary will give notice of termination to the record holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole or fractional shares of the series of preferred stock underlying that holder’s depositary receipts.

Charges of Depositary and Expenses

Infinity will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Infinity will pay all charges of the depositary in connection with the initial deposit of the related series of offered preferred stock, the initial issuance of the depositary shares, all withdrawals of shares of the related series of offered preferred stock by holders of the depositary shares and the registration of transfers of title to any depositary shares. However, holders of depositary receipts will pay other taxes and governmental charges and any other charges provided in the deposit agreement to be payable by them.

Limitations on Infinity’s Obligations and Liability to Holders of Depositary Receipts

The deposit agreement will expressly limit Infinity’s obligations and the obligations of the depositary. It will also limit Infinity’s liability and the liability of the depositary as follows:

•	Infinity and the depositary are only liable to the holders of depositary receipts for negligence or willful misconduct; and

•

Infinity and the depositary have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on Infinity’s behalf or on behalf of any other party, unless you provide Infinity with satisfactory indemnity.

Resignation and Removal of Depositary

The depositary may resign at any time by notifying Infinity of its election to do so. In addition, Infinity may remove the depositary at any time. Within 60 days after the delivery of the notice of resignation or removal of the depositary, Infinity will appoint a successor depositary.

Reports to Holders

Infinity will deliver all required reports and communications to holders of the offered preferred stock to the depositary, and it will forward those reports and communications to the holders of depositary shares.

DESCRIPTION OF TRUST PREFERRED SECURITIES

The following outlines some of the general terms and provisions of the trust preferred securities that the trust may offer. Further terms of the trust preferred securities and the amended and restated declaration of trust, and terms which differ from the discussion set forth below, will be provided in the applicable prospectus supplement. The following description and any description of the trust preferred securities and amended and restated declaration of trust in a prospectus supplement may not be complete and are subject to and qualified in their entirety by reference to the terms and provisions of the amended and restated declaration of trust, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

General

The trust may issue only one series of trust preferred securities. We will describe these trust preferred securities in a prospectus supplement. The declaration of trust will be qualified as an indenture under the Trust Indenture Act and will contain the terms of the trust preferred securities.

The trust preferred securities will have terms, such as distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions that are discussed in the declaration of trust or made part of the declaration of trust by the Trust Indenture Act or the Delaware Statutory Trust Act.

The prospectus supplement for the trust preferred securities of a trust will include the specific terms of the trust preferred securities being issued, including:

•	the distinctive designation of the trust preferred securities;

•	the number of trust preferred securities issued by such trust;

•	the total and per security liquidation amount of the trust preferred securities;

•	the annual distribution rate (or method of determining such rate) for trust preferred securities and the date or dates upon which such distributions will be payable;

•

whether distributions on trust preferred securities will be cumulative and, in the case of trust preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on trust preferred securities will be cumulative;

•	the amount or amounts which will be paid out of the assets of such trust to the holders of trust preferred securities upon voluntary or involuntary dissolution, winding-up or termination of the trust;

•

any obligation or right of the trust to purchase or redeem trust preferred securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, trust preferred securities will be purchased or redeemed pursuant to such obligation;

•

the voting rights, if any, of holders of trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for approval by the holders of such trust preferred securities, as a condition to specified action or amendments to the declaration of trust;

•	the rights, if any, to defer distributions on the trust preferred securities by extending the interest payment period on the related debt securities;

•	the terms and conditions, if any, upon which the debt securities purchased by such trust may be distributed to holders of trust preferred securities;

•	whether the preferred securities are to be issued in book-entry form and represented by one or more global certificates;

•	if applicable, any securities exchange upon which the trust preferred securities will be listed; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities not inconsistent with the declaration of trust of the trust or with applicable law.

We will guarantee distributions on trust preferred securities to the extent set forth below under “Description of the Trust Guarantee.” Certain United States federal income tax considerations applicable to trust preferred securities will be described in a prospectus supplement relating to the trust preferred securities.

In connection with the issuance of preferred securities, the trust will issue one series of common securities. The declaration of trust of the trust authorizes it to issue one series of common securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth in such declaration. The terms of the common securities issued by the trust will be substantially identical to the terms of the trust preferred securities issued by the trust and the common securities will rank equally, and payments will be made on a pro rata basis with the trust preferred securities. If an event of default occurs and is continuing, the rights of the holders of such common securities to payments in respect of distributions and payments upon liquidation, redemption and maturity will be subordinated to the rights of the holders of the trust preferred securities. Except in certain limited circumstances, the common securities issued by the trust will also carry the right to vote and to appoint, remove or replace any of the trustees of the trust. Infinity will own all of the common securities of the trust.

DESCRIPTION OF TRUST PREFERRED SECURITIES GUARANTEE

The following outlines some of the general terms and provisions of the trust preferred securities guarantee. Further terms of the guarantee, and the terms which differ from the discussion set forth below, will be provided in the applicable prospectus supplement. The following description and any description of the guarantee in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the guarantee agreements, forms of which have been or will be filed as exhibits to the registration statement of which this prospectus forms a part, and the Trust Indenture Act.

Infinity will execute and deliver a guarantee for the benefit of the holders of the trust preferred securities. The guarantee will be held by the guarantee trustee for the benefit of holders of the trust preferred securities to which it relates.

The guarantee will be qualified as an indenture under the Trust Indenture Act. U.S. Bank National Association will act as indenture trustee under the guarantee for purposes of the Trust Indenture Act.

General

We will irrevocably and unconditionally agree to pay in full, on a subordinated basis, to the holder of the trust preferred securities issued by the trust, the guarantee payments described in the next paragraph when due, regardless of any defense, right of set off or counterclaim that such trust may have.

Infinity will make the following payments on the trust preferred securities issued by a trust, to the extent not paid by or on behalf of such trust:

•	any accrued and unpaid distributions which the trust is required to pay on the trust preferred securities if the trust has sufficient funds to make such payments;

•	the amount payable upon redemption of the trust preferred securities, to the extent of funds held by the trust, for any preferred securities called for redemption by the trust; and

•	upon the liquidation of a trust, the lesser of

(a)	the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities to the date of payment, to the extent of funds held by such trust, and

(b)	the amount of assets of the trust remaining available for distribution to holders of trust preferred securities after the liquidation (other than in connection with the distribution of subordinated debt securities to the holders of the preferred securities of the trust in exchange for preferred securities as provided in the applicable declaration of trust).

We will make these payments either by directly paying the required amounts to the holders of the trust preferred securities or by causing the trust to make these payments.

Because the guarantee is a guarantee of payment and not of collection, you may proceed directly against Infinity as guarantor. You do not have to first proceed against the trust before attempting to collect from Infinity, and Infinity waives any right or remedy to require that any action be brought against a trust or any other person or entity before proceeding against Infinity. Infinity’s obligations will not be discharged except by payment of the guarantee payments in full.

If Infinity fails to make interest payments on the junior subordinated debt securities or pay amounts payable upon the redemption, acceleration or maturity of the junior subordinated debt securities held by the trust, the trust will have insufficient funds to pay distributions on or to pay amounts payable upon the redemption or repayment of such preferred securities. The guarantee does not cover payment of distributions or the amount payable upon redemption or repayment in respect of preferred securities when the trust does not have sufficient funds to pay these distributions or amounts.

Infinity has through the guarantee and certain back-up obligations, consisting of its obligations to provide certain indemnities in respect of, and pay and be responsible for, certain expenses, costs, liabilities and debts of the trust as set forth in the declaration, indenture and subordinated debentures, taken together, fully and unconditionally guaranteed all of the trust’s obligations under the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes any such guarantee. It is only the combined operation of these documents that has the effect of providing full and unconditional guarantee of the trust’s obligations under the preferred securities.

Amendments and Assignment

Except with respect to any changes that do not adversely affect the rights of holders of trust preferred securities (in which case no vote will be required), the guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding trust preferred securities issued by the applicable trust. The guarantee and agreements contained in the guarantee will bind our successors, assignees, receivers, trustees and representatives and will inure to the benefit of the holders of the related trust preferred securities of the applicable trust then outstanding.

Termination of the Guarantee

The guarantee will terminate and will have no further force and effect as to the trust preferred securities upon full payment of the redemption price of all trust preferred securities, upon distribution of the subordinated debt securities to the holders of the trust preferred securities or upon full payment of the amounts payable in accordance with the declaration upon liquidation of the trust. The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities must restore payment of any sums paid under the trust preferred securities or the guarantee.

Status of the Guarantee; Subordination

The guarantee will constitute Infinity’s unsecured obligation and will rank:

•	subordinate and junior in right of payment to all of Infinity’s liabilities, except any liabilities that may be made pari passu expressly by their terms; and

•	senior to our common stock.

Upon Infinity’s bankruptcy, liquidation or winding up, its obligations under the guarantee will rank junior to all its other liabilities (except as described above) and, therefore, Infinity may not have enough funds for payments under the guarantee.

The declaration of trust provides that each holder of preferred securities by acceptance thereof agrees to the subordination provisions and other terms of the applicable guarantee.

Information Concerning the Guarantee Trustee

The guarantee trustee, prior to the occurrence of a default under the guarantee, undertakes to perform only those duties that are specifically set forth in the guarantee and, after such a default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of preferred securities unless it is offered security and indemnity satisfactory to the guarantee trustee against the costs, expenses and liabilities that might be incurred thereby.

Governing Law

The guarantee will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement will describe:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION

Infinity and the trust may sell the securities covered by this prospectus in any of three ways (or in any combination) from time to time:

•	to or through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

In addition, Infinity or the trust may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction the third parties may, pursuant to this prospectus and the applicable prospectus supplement sell securities covered by this prospectus and applicable prospectus supplement. If so, the third party may use securities borrowed from others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

•

the public offering price or purchase price of the securities and the proceeds to Infinity and/or the trust and any discounts, commissions, or concessions or other items constituting compensation allowed, reallowed or paid to underwriters, dealers or agents, if any; and

•	any securities exchanges on which the securities may be listed, if any.

Any public offering price or purchase price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time.

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

If indicated in an applicable prospectus supplement, we may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions Infinity and/or a trust pay to them. Generally, unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Infinity and/or the trust may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from Infinity, and/or the trust at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery or other contracts providing for payment and delivery on a specified date in the future.

Any delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions Infinity and/or the trust pay for solicitation of these delayed delivery contracts.

Each underwriter, dealer and agent participating in the distribution of any offered securities that are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to U.S. persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with Infinity or the trust and its compensation will be described in the applicable prospectus supplement.

Each series of offered securities will be a new issue and, other than the common stock that is listed on the Nasdaq Global Select Market, will have no established trading market. Infinity or the trust may elect to list any series of offered securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, Infinity or a trust shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

Infinity or the trust may sell equity securities in an offering “at the market” as defined in Rule 415 under the Securities Act. A post-effective amendment to this registration statement will be filed to identify the underwriter(s) at the time of the take-down for “at the market” offerings.

Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Such purchasers will be subject to the applicable provisions of the Securities Act and Exchange Act and the rules and regulations thereunder, including Rule 10b-5 and Regulation M. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market.

All of the foregoing may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.

Agents, underwriters and other third parties described above may be entitled under relevant underwriting or other agreements to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments that the agents, underwriters or other third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us and the trust by Keating Muething & Klekamp PLL, Cincinnati, Ohio. Certain matters of Delaware law relating to the validity of the preferred securities will be passed upon for the trust by Morris, Nichols, Arsht & Tunnell LLP, Wilmington, Delaware.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited Infinity’s consolidated financial statements and schedules included in Infinity’s Annual Report on Form 10-K for the year ended December 31, 2009 and the effectiveness of its internal control over financial reporting as of December 31, 2009, as set forth in its reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Infinity’s consolidated financial statements and schedules and Infinity’s Management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

$

% Senior Notes due 2022

PROSPECTUS SUPPLEMENT

Barclays

Goldman, Sachs & Co.

September         , 2012